                                                                   Exhibit 10(n)


                 HUNTINGTON SUPPLEMENTAL RETIREMENT INCOME PLAN
                      (Restated Effective January 1, 2000)


         The Huntington Bancshares Supplemental Retirement Income Plan was adopted effective January 1, 1994 solely for the purpose of providing supplemental benefits to certain highly compensated employees whose benefits under the Huntington Bancshares Retirement Plan are limited by Internal Revenue Code Section 415 or 401(a)(17). This Supplemental Retirement Income Plan is an unfunded "top hat plan" subject only to certain reporting and disclosure rules of the Employee Retirement Income Security Act of 1974 (ERISA).

         Huntington Bancshares Incorporated does hereby continue the Plan for the benefit of Eligible Employees of Huntington Bancshares Incorporated and its Related Companies in a restated form on the terms and conditions set forth below:

                                    ARTICLE I

                                   Definitions
                                   -----------


         Section 1.01. Code means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

         Section 1.02. Company means Huntington Bancshares Incorporated. Related Company shall have the meaning given it by Article I of the Qualified Plan.

         Section 1.03. Committee means the Retirement Committee appointed pursuant to Article IX of the Qualified Plan.

         Section 1.04. Compensation

         (a) Compensation (effective for compensation earned prior to January 1, 2000) means the monthly equivalent of the total cash remuneration paid for services rendered to an Employer during the calendar Year excluding overtime pay, bonuses, incentive compensation, stock options, disability payments, contributions to any public or private benefit plan and other forms of irregular payments, pensions or other deferred compensation. Where payments not for services such as payments for travel or expenses, are not separately stated, the Committee may determine and make appropriate reduction for such payments. Compensation shall include any salary reduction or salary deferral amounts pursuant to plans sponsors by the Employer under Sections 125 and 401(k) of the Code.

         In respect to an Employee who transferred directly into the employ of an Employer from a Related Company, applicable earnings for services rendered to the Related Company shall be treated as Compensation from his Employer for purposes of this Plan.

         (b) Compensation (effective for Compensation earned after December 31,
1999) means the monthly equivalent of all wages, salaries, fees for professional service and other amounts (whether or not paid in cash) for personal services actually rendered in the course of employment with an Employer (as adjusted by this Section), but only to the extent includible in gross income. This definition of Compensation is modified by the following additions and exclusions. The definition includes 50% (fifty percent) of overtime pay, bonuses, and incentive or commission compensation paid pursuant to incentive plans with one year or less measurement periods. Compensation includes payments pursuant to the Huntington Transition Pay Plan, amounts deferred pursuant to plans sponsored by the Employer under Sections 125 and 401(k) of the Code and compensation deferred pursuant to the Huntington Supplemental Stock Purchase and Tax Savings Plan. Compensation includes 50% (fifty percent) of amounts deferred under plans providing for the deferral of bonuses paid pursuant to a plan with a one year or less measurement period. This definition of Compensation does not include severance pay, incentive or commission compensation paid pursuant to incentive plans with longer than one year measurement periods, deferred compensation except compensation deferred pursuant to the Huntington Investment and Tax Savings Plan, the

Huntington Supplemental Stock Purchase and Tax Savings Plan, a cafeteria plan pursuant to Code Section 125 and 50% (fifty percent) of amounts deferred by plans providing for the deferral of bonuses paid pursuant to a plan with a one year or less measurement period, payments pursuant to welfare benefit plans, noncash compensation income imputed for tax purposes only, reimbursements or other expense allowances, signing bonuses and similar payments, compensation attributable to the grant or exercise of stock options of any kind, contributions to any public or private benefit plan and other forms of irregular payments, pensions or other forms of deferred compensation. This definition of Compensation only applies to Compensation earned after December 31, 1999.

         In respect to an Employee who transferred directly into the employ of an Employer from a Related Company, applicable earnings for services rendered to the Related Company shall be treated as Compensation from his Employer for purposes of this Plan.

         Section 1.05. Covered Compensation means the average of Social Security taxable wage bases for the 35-year period ending with the year of the individual's Social Security retirement age (as defined in section 414(b)(8) of the Code). For purposes of this Section, Covered Compensation amounts shall be determined and fixed on the date of a Participant's separation from service so that the Social Security wage base in the year of a Participant's separation from service will be projected until the Participant's Social Security normal retirement age.

         Section 1.06. Credited Service shall be determined as provided in the Qualified Plan; provided, however, the Pension Review Committee of the Company's Board of Directors, may in its sole and absolute discretion, grant Participants additional Service and/or Credited Service solely to determine benefits pursuant to this Plan.

         Section 1.07. Deferred Vested Pension shall have the meaning given to it by Article I of the Qualified Plan; provided however, with respect to a Participant, who was a participant in a Predecessor Plan and whose Credited Service does not include service accrued under the Predecessor Plan, the term Deferred Vested Pension does not include the portion, if any, of such Participant's Deferred Vested Pension attributable to such Predecessor Plan.

         Section 1.08. Disability Retirement Pension means the disability benefit payable to a Participant pursuant to the Qualified Plan; provided however, with respect to a Participant, who was a participant in a Predecessor Plan and whose Credited Service does not include service accrued under the Predecessor Plan, the term Disability Retirement Pension does not include the portion, if any, of such Participant's Disability Retirement Pension attributable to such Predecessor Plan.

         Section 1.09. Definitions. If a term is treated as a defined term in this Plan and is not specifically defined in this Article, the term shall have the meaning given it by Article I of the Qualified Plan.

         Section 1.10 Eligible Employee means any Employee who satisfies all of the conditions enumerated below:

         (a) The Employee must be a participant in the Huntington Bancshares Retirement Plan;

         (b) The Employee must have completed two years of Continuous Employment with the Company or a Related Company. Solely for the purpose of determining who is an Eligible Employee, Service with a Related Company prior to the time such corporation became a Related Company shall be ignored;

         (c) The Employee's Huntington Bancshares Retirement Plan benefit exceeds the limitation of Internal Revenue Code section 415(b) or the Employee's annual compensation as defined by the Qualified Plan exceeds the limits of Code
Section 401(a)(17); and

         (d) The Employee has been nominated by the Compensation and Stock Option Committee of the Company's Board of Directors as an Eligible Employee if conditions (a) through (c) of this Section are satisfied.

         An Eligible Employee will continue to participate until his participation terminates in accordance with the provisions of this Plan or by Action of the Compensation and Stock Option Committee of the Company's Board of Directors. This Plan does not provide a minimum benefit and no payment may be due pursuant to Section 1.18.

         The benefit (if any) of any Eligible Employee who was an Eligible Employee prior to January 1, 2000, who is not an Eligible Employee thereafter shall be "frozen" effective December 31, 1999, and administered in accordance with principles applicable to Qualified Plan frozen benefits. The term "frozen" means an employee's accrued benefit is determined as if the employee actually terminated employment with the Company or a Related Company on December 31, 1999, (or the date the employee actually terminated employment with the Company or a Related Company, if earlier).

         Section 1.11. Final Average Compensation means a Participant's average monthly Compensation during the highest five (5) consecutive calendar years preceding (but not including) the year of Late, Normal or Early Retirement or other termination of employment, as applicable.

         If the Participant shall not have completed five (5) calendar Years of Service, such average shall be based on his Compensation averaged over such lesser period of Service. For a Participant who incurs an Approved Absence or who is rehired after a Break in Service with his prebreak Service restored, the Plan Years and his Approved Absence or Break in Service shall be considered consecutive Plan Years even though they were not contiguous.

         Section 1.12. Participant means any Eligible Employee entitled to a benefit under the Qualified Plan.

         Section 1.13. Plan means the Huntington Bancshares Supplemental Retirement Income Plan, as set forth herein or as hereafter amended.

         Section 1.14. A Predecessor Plan means a plan which has merged into the Qualified Plan.

         Section 1.15. Preretirement Survivor's Benefit shall have the meaning given it by Article I of the Qualified Plan; provided however, with respect to a Participant, who was a participant in a Predecessor Plan and whose Credited Service does not include service accrued under the Predecessor Plan, the term Preretirement Survivor's Benefit does not include the portion, if any, of such Participant's Preretirement Survivor's Benefit attributable to such Predecessor Plan.

         Section 1.16. Qualified Plan means the Huntington Bancshares Retirement Plan as restated effective January 1, 1989, as it may be amended from time to time.

         Section 1.17. Qualified Plan Retirement Benefit means the Accrued Retirement Pension payable to a Participant pursuant to the Qualified Plan by reason of his termination of employment with the Company and all Related Companies for any reason; provided however, with respect to a Participant, who was a participant in a Predecessor Plan, and whose Credited Service does not include service accrued under the Predecessor Plan, the term Qualified Plan Retirement Benefit does not include the portion, if any, of such Participant's Qualified Plan Retirement Benefit attributable to such Predecessor Plan.

         Section 1.18. Supplemental Retirement Benefit and Supplemental Surviving Spouse Benefit. Supplemental Retirement Benefit means the benefit payable to a Participant pursuant to Sections 3.01, 3.02, 3.03, 3.04 and 3.05 of this Plan by reason of the Participant's termination of employment with the Company or a Related Company for any reason. Supplemental Surviving Spouse Benefit means the benefit payable pursuant to Section 4.01 to a Participant's Surviving Spouse.

         For the purpose of determining the Supplemental Retirement Benefit and the Supplemental Surviving Spouse Benefit the following rule of construction shall apply: Benefits provided by the Huntington Supplemental Executive Retirement Plan executed February 18, 1986 will be subtracted from the Supplemental Retirement Benefit and the Supplemental Surviving Spouse Benefit; benefits provided by the Huntington Supplemental Stock Purchase and Tax Savings Plan will not be subtracted from the Supplemental Retirement Benefit or the Supplemental Surviving Spouse Benefit.

                                   ARTICLE II

                                  Participation
                                  -------------

         Section 2.01. Eligibility. An Eligible Employee whose Qualified Plan Retirement Benefit is limited by reason of the application of the limitations on benefits imposed by the application of Section 415 or 401(a)(17) of the Code, as in effect on the date for commencement of the Qualified Plan Retirement Benefit shall be eligible to receive a Supplemental Retirement Benefit. If an Eligible Employee described in the preceding sentence dies prior to commencement of his Qualified Plan Retirement Benefit, survived by an Eligible Spouse entitled to a Preretirement Survivor's Benefit under the Qualified Plan, then such Spouse shall be eligible to receive a Supplemental Surviving Spouse Benefit.


                                   ARTICLE III

                         Supplemental Retirement Benefit
                         -------------------------------

         Section 3.01. Normal Retirement. The Supplemental Retirement Benefit payable to a Participant retiring on his Normal Retirement Date shall be a monthly amount equal to the sum of Parts I and II reduced by the amount(s) described at Part III:

         PART I

         Part I only applies to Credited Service earned before July 1, 1999.

         (a)(i) For Participants born in or before 1937, one and one quarter percent (1.25%) of Final Average Compensation for each of the first twenty five (25) years of Credited Service plus one percent (1.0%) of Final Average Compensation for each year of Credited Service in excess of twenty five (25), if any, up to a maximum of fifteen (15) additional years

                                      PLUS

         (ii) three quarters of one percent (.75%) of Final Average Compensation in excess of Covered Compensation for each of the first twenty five (25) years of Credited Service.

                  One and one quarter percent (1.25%) is increased to one and three tenths percent (1.30%) for Participants born in 1938-1954 and to one and thirty five hundredths percent (1.35%) for Participants born after 1954.

                  Three quarters of one percent (.75%) is decreased to seven tenths of one percent (.70%) for Participants born in 1938-1954 and to sixty five hundredths of one percent (.65%) for Participants born after 1954.

         PART II

         Part II only applies to Credited Service earned on or after July 1, 1999.

         (a)(i) For all Participants one percent (1.0%) of Final Average Compensation for each year of Credited Service up to a maximum of forty (40) years. When applying the forty year limitation on Credited Service, years of Credited Service earned after June 30, 1999 shall be aggregated with years of Credited Service earned before July 1, 1999.

                                      PLUS

         (ii) sixty five hundredths of one percent (.65%) of Final Average Compensation in excess of Covered Compensation for years of Credited Service earned after June 30, 1999; which when aggregated with years of Credited Service earned before July 1, 1999 does not in the aggregate exceed twenty five (25) years of Credited Service.

         PART III (LESS)

                  The monthly amount of the Qualified Plan Retirement Benefit actually payable to the Participant under the Qualified Plan or any supplemental executive retirement plan or agreement, sponsored or entered by the Company or any Related Company; other than a supplemental executive retirement plan whose primary purpose is to provide benefits in excess of amounts permitted by Code Section 401(a)(17) or 415 with respect to a Predecessor Plan.

         PART IV

                  The amounts described in Parts I, II and III shall be computed as of the date of termination of employment of the Participant with the Company or a Related Company in the form of a straight life annuity payable over the lifetime of the Participant only.


         Section 3.02. Early Retirement.

         A Participant who has attained age 55 and has completed ten (10) years of Service who retires early shall be entitled to a benefit (as of the date of income commencement) equal to the sum of (a) and (b) below, reduced by amounts described at (c) below.

         (a) The sum of the Participant's Accrued Retirement Pension determined pursuant to Section 3.01 Part I (a)(i) and Part II (a)(i) reduced by the factors in the table below:


               Age at which Benefits           Factors for Parts I and II (a)(i)
                     Commence                           of the Benefit
                        64                                  .97
                        63                                  .94
                        62                                  .91
                        61                                  .88
                        60                                  .85
                        59                                  .82
                        58                                  .79
                        57                                  .76
                        56                                  .73
                        55                                  .70


         If benefits commence other than at the above specified ages, linear interpolation should be used to arrive at the appropriate factors.

         (b) The sum of the Participants Accrued Retirement Pension determined pursuant to Section 3.01 Part I (a)(ii) and Part II (a)(ii) reduced by the factors in the table below:


               Age at which Benefits           Factors for Parts I and II (a)(i)
                     Commence                           of the Benefit
                        64                                  .92
                        63                                  .84
                        62                                  .76
                        61                                  .71
                        60                                  .66
                        59                                  .63
                        58                                  .60
                        57                                  .56
                        56                                  .52
                        55                                  .48

         If benefits commence other than at the above specified ages, linear interpolation should be used to arrived at the appropriate factors.

         (c)  Amounts payable under any other plans described in Part III of
              Section 3.01 shall also be used to reduce the Supplemental Retirement Benefit payable on Early Retirement.

         Section 3.03. Late Retirement. If a Participant does not retire at his Normal Retirement Date, he shall be entitled to a Supplemental Retirement Benefit commencing as of his Late Retirement Date computed as provided in
Section 3.01 of this Plan.

         Section 3.04. Disability. If a Participant becomes eligible for a Disability Retirement Pension under the Qualified Plan, he shall be entitled to a monthly amount equal to the difference between (a) and (b) below:

                (a) the monthly amount of the Disability Retirement Pension under the Qualified Plan to which the Participant would have been entitled under the Qualified Plan if such Disability Retirement Pension were computed without giving effect to the limitations on benefits imposed by the application of Section 415 or Section 401(a)(17) of the Code;

                                      LESS

                (b) the monthly amount of the Normal or Disability Retirement Pension actually payable to the Participant under the Qualified Plan or any supplemental executive retirement plan or agreement, sponsored or entered by the Company or any Related Company; other than a supplemental executive retirement plan whose primary purpose is to provide benefits in excess of amounts permitted by Code Section 401(a)(17) or 415 with respect to a Predecessor Plan.

         Section 3.05. Deferred Vested Pension. If Participant becomes eligible for a Deferred Vested Pension under the Qualified Plan, he shall be entitled to a monthly amount equal to the difference between (a) and (b) below:

                (a) the monthly amount of the Deferred Vested Pension to which the Participant would have been entitled under the Qualified Plan if such benefit were computed without giving effect to the limitations on benefits imposed by application of Section 415 or Section 401(a)(17) of the Code;

                                      LESS

                (b) the monthly amount of the Deferred Vested Pension actually payable to the Participant under the Qualified Plan or any supplemental executive retirement plan or agreement, sponsored or entered by the Company or any Related Company; other than a supplemental executive retirement plan whose primary purpose is to provide benefits in excess of amounts permitted by Code Section 401(a)(17) or 415 with respect to a Predecessor Plan.


         Section 3.06. Form of Benefit. The Supplemental Retirement Benefit payable to a Participant shall be paid in the form of a straight life annuity over the lifetime of the Participant only. The Company may, at its discretion, permit a Participant who is married on the date benefit payments commence to elect payment in the form of a Qualified Joint and Survivor Pension provided such request is made at least 60 days prior to commencement of the benefit. Such election shall be made in a manner provided by the Committee. Except as provided at Section

7.09 of the Plan, the form of benefit described in this Section 3.06 is the only form in which the Supplemental Retirement Benefit is paid.

         Section 3.07. Commencement of Benefit. Payment of the Supplemental Retirement Benefit to a Participant shall commence on the same date as payment of the Qualified Plan Retirement Benefit to the Participant commences.


                                   ARTICLE IV

                      Supplemental Surviving Spouse Benefit
                      -------------------------------------

         Section 4.01. Amount. If a Participant dies prior to commencement of payment of his Qualified Plan Retirement Benefit under circumstances in which a Preretirement Survivor's Benefit is payable to his Surviving Spouse, then a Supplemental Surviving Spouse Benefit is payable to his Surviving Spouse as hereinafter provided. The monthly amount of the Supplemental Surviving Spouse Benefit payable to a Surviving Spouse shall be equal to the difference between
(a) and (b) below:

                (a) the monthly amount of the Preretirement Survivor's Benefit to which the Surviving Spouse would have been entitled under the Qualified Plan if such Benefit were computed without giving effect to the limitations on benefits imposed by application of Section 415 or 401(a)(17) of the Code to plans to which that section applies;

                                      LESS

                (b) the monthly amount of the Preretirement Survivor's Benefit actually payable to the Surviving Spouse under the Qualified Plan or any supplemental executive retirement plan or agreement, sponsored or entered by the Company or any Related Company; other than a supplemental executive retirement plan whose primary purpose is to provide benefits in excess of amounts permitted by Code Section 401(a)(17) or 415 with respect to a Predecessor Plan.

         Section 4.02. Form and Commencement of Benefit. A Supplemental Surviving Spouse Benefit shall be payable over the lifetime of the Surviving Spouse only in monthly installments commencing on the date for commencement of payment of the Preretirement Survivor's Benefit to the Surviving Spouse under the Qualified Plan and terminating on the date of the last payment of the Preretirement Survivor's Benefit made before the Surviving Spouse's death.


                                    ARTICLE V

                                     Vesting
                                     -------

         Section 5.01. Participant Vesting. A Participant credited with five years of Service under the Qualified Plan shall be fully vested in the Plan.


                                   ARTICLE VI

                           Administration of the Plan
                           --------------------------

         Section 6.01. Administration by the Committee. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

         Section 6.02. General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Company or the Committee, when relevant, shall apply to this Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. The Committee may delegate its powers and duties to one or more members in the same manner as permitted by the Qualified Plan.


                                   ARTICLE VII

                                  Miscellaneous
                                  -------------

         Section 7.01. Amendment or Termination. The Company reserves the right at any time to amend or terminate this Plan.

         Section 7.02. No Contract of Employment. Nothing in the Plan shall be deemed or construed to impair or affect in any manner whatsoever, the right of the Employers, in their discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees or Participants.

         Section 7.03. Payment in Event of Incapacity. If any person entitled to any payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him.

         Section 7.04. Funding. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Surviving Spouse or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

         Section 7.05. General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Retirement Benefit or a Preretirement Survivor's Benefit shall also be applicable to a Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefit payable hereunder. Any Qualified Plan Retirement Benefit or Preretirement Survivor's Benefit, or any other benefit payable under the Qualified Plan, shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan. However, nothing in this Section shall modify the requirement, except as provided in Section 7.09, that all Supplemental Retirement Benefits provided by this Plan be paid in the form of a straight life annuity.

         Section 7.06. No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

         Section 7.07. Spendthrift Provision. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         Section 7.08. Applicable Law. The Plan shall be construed and administered under the laws of the State of Ohio.

         Section 7.09. Small Benefits. If the Actuarial Equivalent of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit is less than $10,000, the Company may pay the actuarial value of such Benefit to the Participant or Surviving Spouse in a single lump sum in lieu of any further benefit payments hereunder.

         Section 7.10. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

         Section 7.11. Actuarial Equivalent. If any benefit required by this Plan to be subtracted from the Supplemental Retirement Benefit provided by this Plan is not payable in the form of a straight life annuity, such benefit's Actuarial Equivalent in the form of a straight life annuity shall be calculated using the same methods as used by the Qualified Plan.

         In determining whether a Supplemental Retirement Benefit is less than $10,000, the Committee shall employ the same actuarial method as used by the Qualified Plan.

         Section 7.12. Taxes. All benefits payable pursuant to this Plan shall be reduced by any and all federal, state and local taxes imposed upon the Participant or the Beneficiary which are required to be paid or withheld by the Company or a Related Company.

         Section 7.13. Claims Procedure. The Committee shall have complete authority and discretion regarding benefit determinations. Unless waived by the Committee, any person entitled to benefits hereunder must file a claim with the Committee upon forms furnished by the Committee. Notwithstanding any other provision of this Plan, payment of benefits need not be made until receipt of the claim and the expiration of the time periods specified in this Section 7.13 for rendering a decision on the claim. In the event a claim is denied, benefits need not be made or commence until a final decision is reached by the Committee.

The Committee shall notify the claimant of its decision within ninety (90) days after receipt of the claim. However, if special circumstances require, the Committee may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case it shall notify the claimant of the special circumstances involved and the time by which it expects to render a decision.

If the Committee determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial and provide a specific reference to the Plan provisions on which the denial is based. The Committee shall also describe any additional information necessary for the Participant to perfect the claim and explain why the information is necessary. Such claimant shall be entitled to full and fair review by the Committee of the denial. The claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Committee. A final determination by the Committee shall be rendered within sixty
(60) days after receipt of the claimant's notice of appeal. Under special circumstances such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. The Committee's final decision shall set forth the reasons and the references to the Plan provisions on which it is based. The Committee shall have discretion in interpreting the terms of the Plan and in making claim determinations. Final determinations shall be made by the Committee and such determinations shall be conclusive and binding on all persons. The Committee shall be deemed to have properly exercised its authority unless it has abused its discretion hereunder by acting arbitrarily and capriciously.

         Section 7.14. Gender and Number. The masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

         Section 7.15. Headings. The headings and subheadings in this Plan have been inserted for convenience and reference only and are to be ignored in any construction of the provisions hereof.